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                                                                   Exhibit 10.27

                             DIGITAL ISLAND, INC.


                      2000 SUPPLEMENTAL STOCK OPTION PLAN
                      -----------------------------------


                                  ARTICLE ONE

                                    GENERAL
                                    -------

     I.   PURPOSE OF PLAN

          A. This Supplemental Stock Option Plan is intended to promote the interests of Digital Island, Inc., a Delaware corporation, by authorizing an additional reserve of shares of the Corporation's common stock for issuance to individuals in the employ or service of the Corporation (or any Parent or Subsidiary) who are neither officers of the Corporation nor members of the Board.

          B. The Plan shall supplement the authorized share reserve under the Corporation's 1999 Stock Incentive Plan, and share issuances under this Plan shall not reduce or otherwise affect the number of shares of the Corporation's common stock available for issuance under the 1999 Stock Incentive Plan. In addition, share issuances under the 1999 Stock Incentive Plan shall not reduce or otherwise affect the number of shares of the Corporation's common stock available for issuance under this Plan.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II.  ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have the primary authority to administer the Plan with respect to all eligible persons, but either the Board or the Primary Committee may at any time appoint a Secondary Committee to have separate but concurrent jurisdiction to administer the Plan with respect to one or more class of persons eligible to participate in the Plan. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and discretion (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding option grants thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan, shall be final and binding on all parties who have an interest in the Plan or any outstanding stock option thereunder.

          B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time.
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          C.   Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as a Board member for such service. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grant made under the Plan.

    III.  ELIGIBILITY

          A. The persons eligible to participate in the Plan shall be limited to (i) those Employees who are neither officers of the Corporation nor members of the Board and (ii) independent consultants in the service of the Corporation (or any Parent or Subsidiary), including members of the Corporation's Strategic Advisory Board.

          B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine which eligible Employees and consultants are to receive option grants under the Plan, the time or times when the grants are to be made, the number of shares subject to each such grant, the time or times when each granted option is to become exercisable and the maximum term for which the option may remain outstanding. All options granted under the Plan shall be Non-Statutory Options.

    IV.   STOCK SUBJECT TO THE PLAN

          A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 1,000,000 shares, subject to adjustment from time to time in accordance with the provisions of Section IV.C.

          B. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the holder of such option.

          C. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, and (ii) the number and/or class of securities and price per share in effect under each option outstanding under the Plan. Such adjustments to the outstanding securities are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

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                                  ARTICLE TWO

                             OPTION GRANT PROGRAM
                             --------------------

     I.   OPTION TERMS

          Options granted under the Plan shall be authorized by action of the Plan Administrator and shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument
                                    --------
shall comply with the terms and conditions specified below. All such granted options shall be Non-Statutory Options.

          A.   Exercise Price.
               --------------

               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

                    (i)     cash or check made payable to the Corporation,

                    (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                    (iii) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation in connection with such purchase and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B.   Exercise and Term of Options.  Each option shall be exercisable
               ----------------------------
at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing such option. No option shall have a maximum term in excess of ten
(10) years measured from the option grant date.

          C.   Limited Transferability.  Each option granted under the Plan
               -----------------------
shall, during the Optionee's lifetime, be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee's death. However, the option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under the Plan, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

          D.   Effect of Termination of Service.
               --------------------------------

                    1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                         (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                         (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the Optionee's designated beneficiary or beneficiaries of that option.

                         (iii) Should the Optionee's Service be terminated for Misconduct or should Optionee otherwise engage in any Misconduct while holding one or more options under the Plan, then those options shall terminate immediately and cease to be outstanding.

                         (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares for which the option is exercisable on the date of Optionee's cessation of Service. Upon the expiration of such post-Service exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any otherwise exercisable shares for which the option has not been exercised. However, the option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time vested and exercisable.

               2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                    (i) extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                    (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments for which the option would have become exercisable had the Optionee continued in Service.

          E.   Stockholder Rights.  No Optionee shall have any stockholder
               ------------------
rights with respect to any option shares until such person shall have exercised the option and paid the exercise price for the purchased shares.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. Each option outstanding under the Plan at the time of a Corporate Transaction shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for that Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

          B. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          C. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, and (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

          D. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Plan so that those options shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Corporate Transaction.

          E. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Plan so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully vested shares until the expiration or sooner termination of the option term.

          F. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Plan so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation's outstanding repurchase rights under such program upon the subsequent termination of the Optionee's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control. Each option so accelerated shall remain exercisable for fully vested shares until the expiration or sooner termination of the option term.

          G. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets

                                 ARTICLE THREE

                                 MISCELLANEOUS
                                 -------------

    I.    EFFECTIVE DATE AND TERM OF PLAN

          A. This Plan became effective immediately upon approval by the Board and shall not be subject to stockholder approval.

          B. The Plan shall terminate upon the earlier of (i) December 31, 2010 or (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. If the date of termination is determined under clause (i) above, then all option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing those grants or issuances.

    II.   AMENDMENT OF THE PLAN

          The Board has complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall adversely affect the rights and obligations of the holders of the stock options at the time outstanding under the Plan, unless the affected individuals consent to such amendment.

    III.  USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants under the Plan shall be used for general corporate purposes.

    IV.   REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any options under the Plan, and the issuance of Common Stock upon the exercise of those stock options shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is then listed for trading.

    V.    TAX WITHHOLDING

          The Corporation's obligation to deliver shares of Common Stock upon the exercise of outstanding stock options under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

    VI.   NO EMPLOYMENT/SERVICE RIGHTS

          Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in Service for any period of specific duration, and the Corporation (or any Parent or Subsidiary employing such individual) may terminate such individual's Service at any time and for any reason, with or without cause.

    VII.  MISCELLANEOUS PROVISIONS

          A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee, except as expressly provided herein

          B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such state.

          C. The provisions of the Plan shall insure to the benefit of, and shall be binding upon, the Corporation and its successors and assigns, whether by Corporate Transaction or otherwise, and the Optionees and the legal representatives, heirs or legatees of their respective estates.

                                   APPENDIX
                                   --------

          The following definitions shall be in effect under the Plan:

          A.   Board shall mean the Corporation's Board of Directors.
               -----
          B.   Change in Control shall mean a change in ownership or control of
               -----------------
the Corporation effected through either of the following transactions:

               (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders; or

               (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          C.   Code shall mean the Internal Revenue Code of 1986, as amended.
               ----

          D.   Common Stock shall mean the Corporation's common stock.
               ------------

          E.   Corporate Transaction shall mean any of the following
               ---------------------
stockholder-approved transactions to which the Corporation is a party:

               (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

          F.   Corporation shall mean Digital Island, Inc., a Delaware
               -----------
corporation, and any corporate successor to all or substantially all of the assets or voting stock of Digital Island, Inc. which shall by appropriate action adopt the Plan.

          G.   Employee shall mean an individual who is in the employ of the
               --------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          H.   Exercise Date shall mean the date on which the Corporation shall
               -------------
have received written notice of the option exercise.

          I.   Fair Market Value per share of Common Stock on any relevant date
               -----------------
shall be determined in accordance with the following provisions:

               (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          J.   Involuntary Termination shall mean the termination of the
               ------------------------
Service of any individual which occurs by reason of:

               (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

               (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

          K.   Misconduct shall mean the commission of any act of fraud,
               ----------
embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

          L.   1934 Act shall mean the Securities Exchange Act of 1934, as
               --------
amended.

          M.   Non-Statutory Option shall mean an option not intended to
               --------------------
satisfy the requirements of Code Section 422.

          N.   Option Grant Program shall mean the option grant program in
               --------------------
effect under the Plan.

          O.   Optionee shall mean any person to whom an option is granted
               --------
under the Plan.

          P.   Parent shall mean any corporation (other than the Corporation)
               ------
in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          Q.   Permanent Disability or Permanently Disabled shall mean the
               --------------------------------------------
inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          R.   Plan shall mean the Corporation's 2000 Supplemental Stock Option
               ----
Plan, as set forth in this document.

          S.   Plan Administrator shall mean both the Primary Committee and the
               -------------------
Secondary Committee in the performance of their administrative functions under Plan.

          T.   Primary Committee shall mean the committee of two (2) or more
               -----------------
non-employee Board members appointed by the Board to serve as the primary administrator of the Plan.

          U.   Secondary Committee shall mean a committee of one or more Board
               -------------------
members appointed by the Board to have separate but concurrent jurisdiction with the Primary Committee to administer the Plan with respect to one or more classes of individuals designated by the Board or by the Primary Committee.

          V.   Service shall mean the performance of services for the
               -------
Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee or a consultant or other independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

          W.   Stock Exchange shall mean either the American Stock Exchange or
               --------------
the New York Stock Exchange.

          X.   Subsidiary shall mean any corporation (other than the
               ----------
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.